CUMBERLAND TECHNOLOGIES, INC.
                       4311 West Waters Avenue, Suite 401
                              Tampa, Florida 33614


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

     TO THE SHAREHOLDERS OF CUMBERLAND TECHNOLOGIES, INC.:
     -----------------------------------------------------

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of CUMBERLAND TECHNOLOGIES, INC. (the "Company") will be held at the office of Cumberland Technologies, Inc., 4311 West Waters Avenue, Suite 401, Tampa, Florida 33614 on October 28, 2002 at 9:00 a.m., Tampa time, for the following purposes:

     1.   To elect three  directors  to serve  until the next annual  meeting of
          shareholders   and  until  their   successors  are  elected  and  have
          qualified.

     2. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The proxy statement dated September 23, 2002 is attached.

     Only record holders of the Company's $.001 par value Common Stock at the close of business on September 23, 2002 will be eligible to vote at the meeting.

     Your attendance at the annual meeting is very much desired. However, if there is any chance you may not be able to attend the meeting, please execute, complete, date and return the proxy in the enclosed envelope. If you attend the meeting, you may revoke the proxy and vote in person.


                                     By Order of the Board of Directors:

                                     /s/:  CAROL S. BLACK
                                     -------------------------------------------
                                     Carol S. Black, Secretary


Date: September 23, 2002

     A copy of the Annual Report on Form 10-K of Cumberland Technologies, Inc. for the fiscal year ended December 31, 2001 containing financial statements is enclosed.

                          CUMBERLAND TECHNOLOGIES, INC.
                       4311 West Waters Avenue, Suite 401
                              Tampa, Florida 33614

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
               --------------------------------------------------

     This statement is furnished for the solicitation by the Board of Directors of proxies for the annual meeting of shareholders of Cumberland Technologies, Inc. ("Cumberland," or the "Company") to be held on October 28, 2002, at 9:00 a.m., Tampa time, at the office of Cumberland Technologies, Inc., 4311 West Waters Avenue, Suite 401, Tampa, Florida 33614. The sending in of a signed proxy will not affect the shareholder's right to attend the meeting and vote in person. A signed proxy may be revoked by the sending in of a timely but later dated, signed proxy. Any shareholder giving a proxy may also revoke it at any time before it is exercised by giving oral or written notice to Carol S. Black, Secretary of the Company, at the offices of the Company. Oral notice may be delivered by telephone call to Ms. Black, at the offices of the Company, at
(813) 885-2112.

     Holders of record of the Company's $.001 par value Common Stock at the close of business on September 23, 2002, will be eligible to vote at the meeting. The Company's stock transfer books will not be closed. At the close of business on August 31, 2002, the Company had outstanding a total of 5,597,244 shares of $.001 par value common stock (excluding a total of 318,112 shares of treasury stock held by the Company, which are not entitled to vote). Each such share will be entitled to one vote (non-cumulative) at the meeting.

     Other than the matters set forth herein, management is not aware of any other matters that may come before the meeting. If any other business should properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote the shares represented by the effective proxies and intend to vote them in accordance with their best judgment.

     This proxy statement and the attached proxy were first mailed to security holders on behalf of the Company on or about September 23, 2002. Properly executed proxies, timely returned, will be voted and, where the person solicited specifies by means of a ballot a choice with respect to any matter to be acted upon at the meeting, the shares will be voted as indicated by the shareholder. If the person solicited does not specify a choice with respect to election of directors, the shares will be voted "FOR" the nominees identified below for election as directors. In addition to the solicitation of proxies by the use of the mails, directors and officers of the Company may solicit proxies on behalf of the Board by telephone, telegram and personal interview. Such persons will receive no additional compensation for their solicitation activities, and will be reimbursed only for their actual expenses in connection therewith. The costs of soliciting proxies will be borne by the Company.

VOTING PROCEDURES AND VOTE REQUIRED
-----------------------------------

     The Secretary of Cumberland, in consultation with the judges of election, who will be employees of the Company's transfer agent, shall determine the eligibility of persons present at the Annual Meeting to vote and shall determine whether the name signed on each proxy card corresponds to the name of a shareholder of the Company. The Secretary, based on such consultation, shall also determine whether or not a quorum of the shares of the Company (consisting of a majority of the votes entitled to be cast at the Annual Meeting) exists at the Annual Meeting. Both abstentions from voting and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business. If a quorum exists and a vote is taken at the Annual Meeting, the Secretary of the Company, with the assistance of the judges of election, shall tabulate (i) the votes cast for or against each proposal and
(ii) the abstentions in respect of each proposal.

     Directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Since there are three directorships to be filled, this means that the three individuals receiving the most votes will be elected. Abstentions and broker non-votes will therefore not be relevant to the outcome.

     The Company's Directors and Executive Officers beneficially own 77.4% of the shares of Cumberland Common Stock and intend to vote such shares in favor of the nominees named below. There are no rights of appraisal or similar rights with respect to any matter to be acted upon pursuant to this proxy statement.

ELECTION OF DIRECTORS
---------------------

     The proxy holders intend to vote "FOR" election of the nominees named below (who are currently members of the Board) as directors of the Company, unless otherwise specified in the proxy. Directors of the Company elected at the Annual Meeting to be held on October 28, 2002 will hold office until the next Annual Meeting or until their successors are elected and qualified.

     Each of the nominees has consented to serve on the Board of Directors, if elected. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election in his stead of such other person as the Board may recommend.

     The individuals listed below as nominees for the Board of Directors were directors of the Company during 2001. The name and age of each nominee, his principal occupation, and the period during which such person has served as a director are set forth below:

                                             Shares of            Percent of
                                          Cumberland Stock       Outstanding
                                            Beneficially          Shares of
                        Service as        Owned at July 31,      Cumberland
Name of Nominee          Director    Age      2001(1)               Stock
--------------------    ----------   ---  ---------------       ----------------
Francis M. Williams     since 1991    60    3,887,496 (2)           69.5%
Andrew J. Cohen (4)     since 1997    48       47,590 (3)             *
R. Donald Finn (4)      since 1999    58        7,131 (5)             *

----------------
     *Ownership represents less than 1% of outstanding shares of Cumberland Common Stock.

(1) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole or shared voting and investment power.

(2) Includes 2,693,938 shares owned by Mr. Francis Williams; 1,149,435 shares allocated to Mr. Williams based on his 66.7% ownership in Kimmins Corp. ("KC"), 29,346 shares owned by Mr. Williams' wife; 14,777 shares held by Mr. Williams as trustee for his wife and children. Mr. Williams owns 66.7% of the outstanding common stock of Kimmins Corp. and is its Chairman and Chief Executive Officer.

(3) Includes 50% of the 72,540 shares owned by C&C Properties a partnership in which Mr. Cohen has a 50% ownership, 6,320 shares held in trust for Mr. Cohen's minor children and options to purchase 5,000 shares of Cumberland Technologies, Inc. common stock.

(4)  Member of the Audit Committee.

(5) Includes 2,131 shares owned by Mr. R. Donald Finn and options to purchase 5,000 shares of Cumberland Technologies, Inc., common stock.

     Francis M. Williams has been Chairman of the Board of Cumberland since its inception and, until June 1992, was President of Cumberland. Mr. Williams is the uncle of Mr. Joseph M. Williams, President of Cumberland. In addition, Mr. Williams has been Chairman of the Board and Director of CCS and SSI from inception and President and Chairman of the Board of KC since its inception in 1979. Prior to November 1988, Mr. Williams was the Chairman of the Board and Chief Executive Officer of Kimmins Corp. and its predecessors and sole owner of K Management Corp. From June 1981 until January 1988, Mr. Williams was the Chairman of the Board of Directors of College Venture Equity Corp., a small business investment company; and since June 1981, he has been Chairman of the Board, Director, and sole stockholder of Kimmins Coffee Service, Inc., an office coffee service company. Mr. Williams has also been a director of the National Association of Demolition Contractors and a member of the executive committee of the Tampa Bay International Trade Council.

     Andrew J. Cohen was elected as a Director to Cumberland's Board effective February 24, 1997. Currently Co-President and Chief Executive Officer of ABC Capital Corp., an investment management firm based in Tampa, Florida and also acts as Co-Chairman on their Board of Directors. In addition, Mr. Cohen is President of Albany Associates, Inc., a Tampa based management consulting firm. Since June of 1972, Mr. Cohen has been co-President of ABC Fabric of Tampa, Inc. which is now the fourth largest private retail fabric company in the United
States. Mr. Cohen brings both national marketing and corporate management experiences to Cumberland.

     R. Donald Finn was elected as a Director to Cumberland's Board effective September 9, 1999. For more than the last five years, Mr. Finn has been a partner in the law firm of Gibson, McAskill & Crosby, located in Buffalo, New York, where Mr. Finn has practiced law for more than the last 26 years. Mr. Finn also serves as a Director of Kimmins Corp.

      INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD
      --------------------------------------------------------------------

     Meetings of the Board of Directors. During 2001, there was one meeting of the Board of Directors.

     Director Compensation. During the year ended December 31, 2001, the Company paid Francis M. Williams an annual fee of $75,000 as Chairman of the Board. All non-officer Directors received an annual fee of $5,000. Directors are reimbursed for all out-of-pocket expenses incurred in attending Board of Directors and committee meetings.

     CTI has 400,000 shares of its common stock reserved for issuance for the exercise of options to be granted under its stock option plan (the "Plan"). Options granted under the Plan, in general, expire no later than ten years from the date of grant. The directors are eligible to receive stock options at the discretion of the board.

     Audit Committee. The Company's Audit Committee consists of Mr. Francis M. Williams, Chairman of the Board and two non-employee directors: Mr. Cohen and Mr. Finn. The Audit Committee met once during 2001. The function of the Audit Committee is to review the general scope of the Company's annual audit and the nature of services to be performed for the Company in connection therewith, acting as liaison between the Board of Directors and the independent auditors.

     Compensation Advisory Committee. Cumberland does not have a standing compensation committee of the Board of Directors.

     Nominating Committee. Cumberland does not have a standing nominating committee of the Board of Directors.

     During 2001, no director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

REPORT OF THE AUDIT COMMITTEE
-----------------------------

     The following Report of the Audit Committee shall not be deemed to be "soliciting material" or be "filed" with the Securities and Exchange Commission ("the Commission") or subject to Regulations 14A or 14C of the Commission or to the liabilities of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporated by reference of this Proxy Statement into any other document.

     The Board of Directors maintain an Audit Committee comprised of three members of which two represent the Company's outside directors. The Board of Directors and the Audit Committee believes that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition as currently in effect, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14). All of the Audit Committee members are independent except for Mr. Williams. Mr. Williams is not independent because he is an officer, director and a controlling shareholder of Kimmins Corp., an affiliate of Cumberland. Mr. Williams serves as a non-voting member of the committee. The Board has determined that Mr. Williams membership on the Audit Committee is in the best interest of the Company. In addition, the Company qualifies as a "small business issuer" under SEC Regulation S-B and therefore, is only required to have two independent directors on its Audit Committee. The Board has adopted a written Charter of the Audit Committee, which was filed with last year's proxy statement. The Board is considering an amended charter, based on the new and pending SEC and Nasdaq requirements.

     The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2001 with management. The Audit Committee considered the compatibility of the non-audit services the Company received from its independent auditors and the effect of such engagements on the independence of the independent auditors. The Audit Committee had previously met with management to discuss the interim financial statements of the Company for each applicable reporting period prior to the filing or distribution of such financial statements.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principals or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

     In reliance on the reviews and discussion referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with Securities and Exchange Commission.


                                     Audit Committee
                                     ---------------

                                     By: /s/ Francis M. Williams
                                     -------------------------------------------
                                     Francis M. Williams

                                     By: /s/ Andrew J. Cohen
                                     -------------------------------------------
                                     Andrew J. Cohen

                                     By: /s/ R. Donald Finn
                                     -------------------------------------------
                                     R. Donald Finn

     The Company incurred the following fees for services performed by Deloitte & Touche LLP in 2001:

Audit Fees
----------

     Fees for the year 2001 audit and the review of Forms 10-Q in 2001 were $112,500.

Financial Information Systems Design and Implementation Fee
-----------------------------------------------------------

     Deloitte & Touche LLP did not render any services related to financial information systems design and implementation for the year ended December 31, 2001.

All Other Fees
--------------

     Aggregate fees billed for all other services rendered by Deloitte & Touche LLP for the year ended December 31, 2001 were $1,825. These services consisted of tax services. All services have been approved by the Audit Committee.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other Company filings, including this proxy statement, in whole or in part, the following Report and Performance Graph shall not be incorporated by reference into any such filings.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
           ----------------------------------------------------------

     There is no formal compensation committee of the Board of Directors or other committee of the Board performing equivalent functions. Compensation is determined by Francis M. Williams, Chairman of the Board of the Company under the direction of the Board of Directors. There is no formal compensation policy for the Chief Executive Officer of the Company. Compensation of the Chief Executive Officer, which primarily consists of salary, is based generally on performance and the Company's resources. Compensation for Mr. Joseph Williams has been fixed annually each year by the Chairman of the Board. Mr. Joseph Williams' compensation is not subject to any employment contract.

     In general, following initial employment, the granting of stock-based incentives is considered by the Company to be justified when the Company's revenues and earnings, coupled with the individual executive's performance, warrant supplemental compensation in addition to the salary and bonus paid with respect to a given year. The Board thinks it unlikely that any participants in the Company's stock plans will, in the foreseeable future, receive in excess of $1 Million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, unless certain performance-related compensation exemptions are met) during any fiscal year, and has therefore determined that the Company will not take any affirmative action at this time to meet the requirements of such exemptions.


                                      By:  /s/ Francis M. Williams
                                      ------------------------------------------
                                      Francis M. Williams, Chairman of the Board


                                      By: /s/ Andrew J. Cohen
                                      ------------------------------------------
                                      Andrew J. Cohen, Director


                                      By: /s/ R. Donald Finn
                                      ------------------------------------------
                                      R. Donald Finn, Director

                                PERFORMANCE GRAPH
                                -----------------

     Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against cumulative total returns of the Nasdaq Stock Market and of companies listed on the Nasdaq Stock Market in Securities Industrial Code (SIC Code 6351) in the surety industry. The returns for the peer group were weighted according to each issuer's market capitalization. The Company's Common Stock (symbol "CUMB") had been traded in the over-the-counter market since October 1, 1992. Effective December 16, 1996, Cumberland was approved and included in the trading on the Nasdaq SmallCap Market. The Performance Graph shows total return on investment for the period beginning December 31, 1996 and ending December 31, 2001. Total return assumes reinvestment of dividends.

       THE CURRENT COMPOSITION OF THE SURETY INDUSTRY CODE IS AS FOLLOWS:
       -----------------------------------------------------------------

                                 NEW PEER GROUP
                                 --------------

             ACMAT Corporation                     RLI
             Harleysville Insurance Companies      Selective Insurance Group
             Meadowbrook Insurance Group

                                 OLD PEER GROUP
                                 --------------

             ACMAT Corp. Cla                        MBIA Inc.
             AMBAC Financial Group                  MGIC Investments Corp.
             Amwest Insurance Group                 Penn America Group
             Frontier Insurance Group               PMI Group Inc.


                               [GRAPHIC OMITTED]



                                VALUE OF $100 INVESTED ON DECEMBER 31, 1996 AT:

                                ------- ------- ------- ------- -------  -------
                                 12/96  12/97    12/98   12/99   12/00    12/01
                                ------- ------- ------- ------- -------  -------

CUMBERLAND .................    $100.00 $ 91.67 $ 66.67 $ 50.00 $ 83.33  $ 31.67
NASDAQ MARKET (U.S.) .......     100.00  122.48  172.68  320.89  193.01   153.15
NEW PEER GROUP .............     100.00  147.39  128.96   95.15  154.34   136.43
OLD PEER GROUP .............     100.00  147.61  124.18  130.55  176.85   177.67

EXECUTIVE COMPENSATION
----------------------

     The following table sets forth the compensation paid or accrued by the Company to the Company's President and the President of Cumberland Casualty & Surety Company ("CCS"). No other executive officer received compensation of $100,000 or more in 2001. The information presented is for the years ended December 31, 2001, 2000 and 1999.



                           SUMMARY COMPENSATION TABLE
                           --------------------------



                                                                                                           Other          All Other
                                                                                                           Annual       Compensation
Name and Principal Position                             Year          Salary            Bonus            Compensation        (1)
---------------------------                             ----          --------          --------         ------------   ------------

Joseph M. Williams                                      2001          $125,000          $ 50,000          $ 10,800          $ 10,295
President and Treasurer                                 2000          $ 95,000          $ 64,000          $  7,650          $  8,641
CTI                                                     1999          $ 95,000          $ 60,000          $  6,600          $  8,167

Edward J. Edenfield, IV                                 2001          $115,000          $ 25,000          $  6,000          $  4,905
President and CEO, CCS                                  2000          $115,000          $ 50,500          $  6,000          $  4,641
                                                        1999          $115,000          $ 35,000          $  6,000          $  4,181



(1) Represents the Company's contribution to the employee's account of the Company's 401(k) Plan and premiums paid by the Company for term life insurance and long-term disability. These plans, subject to the terms and conditions of each plan, are available to all employees.

     Grant of Options. During 2001, no options were granted to Mr. Williams. No stock appreciation rights (SARs) have been granted by the Company.

     Options Exercised. The following table shows information concerning options held by the officers shown in the Summary Compensation Table at the end of 2001. Mr. Joseph M. Williams exercised 44,000 and 56,000 options in 2001 and 2000, respectively.


            AGGREGATED OPTIONS/SAR EXERCISED IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTIONS/SAR VALUES
                       ----------------------------------

                                                                                                Number of
                                                                                                Securities             Value of
                                                                                                Underlying            Unexercised
                                                                                                Unexercised          In-the-Money
                                                                                              Options /SARs         Options/SARs at
                                                                                               at Year-End          Year End ($)(2)
                                                        Shares Acquired     Value Realized   (#) Exercisable/        Exercisable/
Name                                                    on Exercise (#)         ($)(1)         Unexercisable        Unexercisable
----                                                    ---------------     --------------    --------------    --------------------

Joseph M. Williams ...........................            44,000           $68,772                    0/0            $           0/0
Edward J. Edenfield, IV ......................              --             $  --                 24,000/0            $      22,800/0




(1) Value realized is calculated using the Company's closing stock price on the date of exercise, March 8, 2001, per share, less the exercise price for such shares.

(2) Value is calculated using the Company's closing stock price on December 31, 2001, per share, less the exercise price for such shares.

     Option Repricing. The Company did not reprice any stock options in 1999, 2000 or 2001 and, to date, has not issued any stock appreciation rights.

     Employment  Agreements.   The  Company  has  not  entered  into  employment
agreements with any of its executives.

     Compensation Advisory Committee Interlocks and Insider Participation. There is no compensation committee of the Company's Board of Directors or other committee of the Board performing equivalent functions. The person who performs the equivalent function is Francis M. Williams, Chairman of the Board. Francis Williams serves as an executive officer and director of Kimmins Corp. of which Joseph Williams is also an executive officer.

CERTAIN RELATIONSHIPS
---------------------

     Surplus Debentures/Term Note. In 1988, CCS, a wholly-owned subsidiary of the Company, issued a surplus debenture to KC in exchange for $3,000,000 which bears interest at 10 percent per annum. In 1992, the debenture due to KC from CCS was assigned to the Company. Interest and principal payments are subject to approval by the Florida Department of Insurance. On April 1, 1997, the Company forgave $375,000 of its $3,000,000 surplus debenture due from CCS. As a result, CCS increased paid-in-capital by $375,000. On June 30, 1999, the Company forgave $576,266 of its $2,625,000 surplus debenture due from CCS. As a result, CCS increased paid-in-capital to $1,000,000 from $423,734. As of December 31, 2001, no payments could be made under the terms of the debenture.

     Effective November 10, 1988, the Company entered into a $1,000,000 convertible term note agreement with TransCor Waste Services, Inc., a subsidiary of KC. The note, originally due November 10, 2001, has been extended to November 10, 2002. The annual rate of interest is equal to one half of one percent per annum in excess of the stated interest rate established by the Bank of America. The average interest rate for 2001 was 8.6%. On December 26, 2001, the Company made a principal note payment of $395,945 reducing the note to $604,055. The lender may convert the principal amount of the note or a portion thereof into common stock at $3.00 per share subsequent to a six-month anniversary and prior to the close of business on the maturity date.

     CCS writes surety bonds for KC and its affiliates. Revenues attributable to transactions with KC and its affiliates were $88, $4,413 and $10,342 for the years ended December 31, 2001, 2000 and 1999, respectively. Qualex performs consulting services for KC and affiliates. Revenue attributable to transaction with affiliates were $121,089, $171,292 and $117,075 for years ended December 31, 2001, 2000 and 1999, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Officers, directors, and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that all filing requirements applicable were complied with during fiscal 2001.

       OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND CERTAIN EXECUTIVE OFFICERS
       ------------------------------------------------------------------

     The name and address of each person or entity who owned beneficially 5% or more of the outstanding shares of Common Stock of Cumberland on July 31, 2002, together with the number of shares owned and the percentage of outstanding shares that ownership represents is set forth in the following table. The table also shows information concerning beneficial ownership by the President of the Company, the President of CCS, and by all directors and executive officers as a group. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting powers (or shares such powers with his or her spouse) with respect to the shares set forth in the following table:

                                                                   Percentage of
                                                     Number of      Outstanding
                                                     Shares of       Shares of
                                                  Cumberland Stock   Cumberland
Beneficial Owner (1)(2)                         Beneficially Owned     Stock
----------------------                          ------------------   -----------

Francis M. Williams
c/o Kimmins Corp
1501 2nd Avenue
Tampa, Florida 33605 .............................    3,887,496 (3)     69.5%

Kimmins Corp.
1501 2nd Avenue
Tampa, Florida  33605 ............................    1,723,590         30.8%

Joseph M. Williams ...............................      360,493 (4)      6.4%

Andrew J. Cohen ..................................       47,590 (5)       *

R. Donald Finn ...................................        7,131 (6)       *

Edward J. Edenfield IV ...........................       30,000 (7)       *

All current Directors and Executive
Officers as a group (5 persons) ..................    4,332,710         77.4%

-----------------
     * Ownership represents less than 1% of outstanding Cumberland Common Stock.

(1) The address of all Officers and Directors of Cumberland listed above, unless listed separately, are in care of Cumberland at 4311 West Waters Avenue, Suite 401, Tampa, Florida 33614.

(2)  Cumberland  believes  that the persons  named in the table have sole voting
     and   investment   power  with  respect  to  all  shares  of  common  stock
     beneficially owned by them, unless otherwise noted.

(3) Includes 2,693,938 shares owned by Mr. Francis Williams; 1,149,435 shares allocated to Mr. Williams based on his 66.7% ownership in Kimmins Corp., 29,346 shares owned by Mr. Williams' wife; 14,777 shares held by Mr. Williams as trustee for his wife and children. Mr. Williams owns 66.7% of the outstanding common stock of Kimmins Corp. and is its Chairman and Chief Executive Officer.

(4) Includes 133,500 shares owned by Mr. Joseph M. Williams; 1,010 shares held by Mr. Williams as trustee for his children; 219 shares held by the KC 401(k) Plan and ESOP of which Mr. Williams is fully vested. Also includes 205,764 shares held by KC's 401(k) Plan, Profit Participation Plan and ESOP, options to acquire 20,000 shares of the Company's Common Stock held by the ESOP, of which Mr. Williams is a trustee; Mr. Williams disclaims beneficial ownership of these shares.

(5) Includes 50% of the 72,540 shares owned by C&C Properties a partnership in which Mr. Cohen has a 50% ownership and 6,320 shares held in trust for Mr. Cohen's minor children; options to acquire 5,000 shares of Cumberland common stock.

(6) Includes 2,131 shares owned by R. Donald Finn; options to acquire 5,000 shares of Cumberland common stock.

(7)  Includes options to acquire 30,000 shares of Cumberland Common Stock.

INDEPENDENT PUBLIC ACCOUNTANTS
------------------------------

     The accounting firm of Deloitte & Touche LLP has served as the independent certified public accountants of the Company since 1999.

     It is anticipated that a representative from the accounting firm of Deloitte & Touche LLP will be present at the annual meeting of shareholders to answer questions and make a statement if the representative desires to do so.

SHAREHOLDER PROPOSALS
---------------------

     Appropriate proposals of shareholders intended to be presented at the Company's 2002 annual meeting of shareholders must be received by the Company May 23, 2003 for inclusion in its proxy statement and form of proxy relating to that meeting. Appropriate proposals of shareholders intended to be presented at the Company's 2002 annual meeting without inclusion in the proxy statement must be received by the Company by August 9, 2003. If the date of the next annual meeting is advanced or delayed by more than 30 calendar days from the date of the annual meeting to which this proxy statement relates, the Company shall, in a timely manner, inform its shareholders of the change, and the date by which proposals of shareholders must be received.

     UPON THE WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY WHOSE PROXY WAS SOLICITED IN CONNECTION WITH THE 2002 ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL FURNISH SUCH OWNER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K WITHOUT EXHIBITS FOR ITS FISCAL YEAR ENDED DECEMBER 31, 2001. REQUEST FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE ADDRESSED TO CAROL S. BLACK, SECRETARY, CUMBERLAND TECHNOLOGIES, INC., 4311 WEST WATERS AVENUE, SUITE 401, TAMPA, FLORIDA 33614.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, COMPLETE, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED.


Dated: September 23, 2002                     By Order of the Board of Directors

                                              /s/:  CAROL S. BLACK
                                              ----------------------------------
                                              Carol S. Black, Secretary